Exhibit 99.(h)(4)(i)

ADMINISTRATION AGREEMENT

This Administration Agreement is made by and among Pacific Select Fund (the “Trust”), a Delaware Statutory Trust, Pacific Life Insurance Company, an insurance company domiciled under the laws of the State of Nebraska, (“Pacific Life”), and Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“PLFA”) effective January 1, 2025 (the “Agreement”). This Agreement replaces the PSF Administration and Support Services Agreement effective January 1, 2018, which agreement shall terminate upon the effectiveness of this Agreement.

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust is comprised of multiple series, which are listed in Schedule 1 to this Agreement, as such Schedule may be amended or supplemented from time to time, including to add or remove funds (each a “Fund,” together, the “Funds”);

WHEREAS, the Advisory Agreement provides that a Fund shall bear the expenses incurred in connection with procuring and providing administrative services to the Fund, except as may be explicitly set forth therein (hereinafter, the “Administrative Services”);

WHEREAS, Administrative Services under this Agreement are set forth in Schedule 2 hereof;

WHEREAS, the Trust desires that Pacific Life and PLFA provide Administrative Services for the Funds;

WHEREAS, Pacific Life and PLFA are each willing to provide Administrative Services in the manner and on the terms hereinafter set forth for the Funds; and

WHEREAS, the Administrative Services set forth in Schedule 2 to this Agreement are to be provided for the operation of the Funds by Pacific Life and PLFA and for which the Funds have agreed to compensate Pacific Life and PLFA, as such Schedule may be amended or as may be further specified in additional schedules to this Agreement, as may be agreed to from time to time by Pacific Life, PLFA and the Trust;

NOW THEREFORE, in consideration of these premises and mutual promises and covenants herein contained, the parties agree as follows:

1.    Administrative Services. Pacific Life and PLFA will provide the Administrative Services as set forth in this Agreement. Administrative Services shall not include any services for which PLFA is responsible pursuant to its Advisory Agreement with the Trust. Administrative Services may include services provided by directors, officers or employees of Pacific Life and PLFA with respect to any matter which is an Administrative Service regardless of whether such person is also a trustee or officer of the Trust.

2.    Administrative Fee. Each Fund shall pay to Pacific Life and PLFA a fee as agreed to from time to time for Administrative Services performed pursuant and as set forth in Schedule 1 hereto. The Administrative Fee shall be accrued for each calendar day and

Administration Agreement

the sum of the daily fee accruals shall be paid monthly to Pacific Life and PLFA on the second to last business day of each calendar month. If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

3.    Term and Termination. This Agreement shall remain in effect unless terminated as provided herein. Any party to this Agreement may terminate this Agreement at any time without penalty upon ninety days’ prior written notice to the other parties. This Agreement shall be submitted to the Trust’s Board of Trustees on an annual basis for review and approval.

4.    Trust Obligations. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Fund individually. Further, the debts, liabilities, obligations and expenses incurred or contracted for hereunder with respect to a Series of the Trust shall be enforceable against the assets of that Series only and not against the assets of the Trust generally or any other Series.

5.    Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

6.    Non-exclusivity. It is understood that the services of Pacific Life and PLFA hereunder are not exclusive, and Pacific Life and PLFA shall be free to render similar services to other investment companies and other clients.

7.	Miscellaneous.

(a)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be deemed to be held or made invalid by a court decision, statue, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(c)	The captions in this Agreement are included for convenience only and in no way define any of the provisions in the Agreement or otherwise affect their construction or effect.

(d)	The Trust has the right, through its trustees, officers or agents, to inspect, audit and copy all records pertaining to the performance of Administrative Services under this Agreement.

(e)	This Agreement may not be assigned by any party without the prior written consent of all parties.

Administration Agreement

Agreed To and Accepted By:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	Vice President

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President

Administration Agreement

SCHEDULE 1

(to Administration Agreement by and among Pacific Select Fund, Pacific Life Fund Advisors LLC and Pacific Life Insurance Company, dated January 1, 2025)

Funds	Administrative Fee

U.S. Fixed Income Funds:

Bond Plus Portfolio	0.0175% on all assets
Core Income Portfolio	0.0175% on all assets
Diversified Bond Portfolio	0.0175% on all assets
Floating Rate Income Portfolio	0.0175% on all assets
High Yield Bond Portfolio	0.0175% on all assets
Inflation Managed Portfolio	0.0175% on all assets
Intermediate Bond Portfolio	0.0175% on all assets
Managed Bond Portfolio	0.0175% on all assets
Short Duration Bond Portfolio	0.0175% on all assets

International Fixed Income Fund:

Emerging Markets Debt Portfolio	0.0175% on all assets

U.S. Equity Funds:

Dividend Growth Portfolio	0.0175% on all assets
Equity Index Portfolio	0.0175% on all assets
Focused Growth Portfolio	0.0175% on all assets
Growth Portfolio	0.0175% on all assets
Hedged Equity Portfolio	0.0175% on all assets
Large-Cap Core Portfolio	0.0175% on all assets
Large-Cap Growth Portfolio	0.0175% on all assets
Large-Cap Plus Bond Alpha Portfolio	0.0175% on all assets
Large-Cap Value Portfolio	0.0175% on all assets
Mid-Cap Plus Bond Alpha Portfolio (formerly named Mid-Cap Equity Portfolio)	0.0175% on all assets
Mid-Cap Growth Portfolio	0.0175% on all assets
Mid-Cap Value Portfolio	0.0175% on all assets
QQQ Plus Bond Alpha Portfolio	0.0175% on all assets
Small-Cap Equity Portfolio	0.0175% on all assets
Small-Cap Growth Portfolio	0.0175% on all assets
Small-Cap Index Portfolio	0.0175% on all assets
Small-Cap Plus Bond Alpha Portfolio	0.0175% on all assets
Small-Cap Value Portfolio	0.0175% on all assets
Value Advantage Portfolio	0.0175% on all assets
Value Portfolio	0.0175% on all assets

International Equity Funds:

Emerging Markets Portfolio	0.0175% on all assets
International Equity Plus Bond Alpha Portfolio	0.0175% on all assets
International Growth Portfolio	0.0175% on all assets
International Large-Cap Portfolio	0.0175% on all assets
International Small-Cap Portfolio	0.0175% on all assets
International Value Portfolio	0.0175% on all assets

Administration Agreement

Sector Funds:

Health Sciences Portfolio	0.0175% on all assets
Real Estate Portfolio	0.0175% on all assets
Technology Portfolio	0.0175% on all assets

Asset Allocation/Balanced Funds:

ESG Diversified Portfolio	0.0075% on all assets
ESG Diversified Growth Portfolio	0.0075% on all assets
Pacific Dynamix – Conservative Growth Portfolio	0.0075% on all assets
Pacific Dynamix – Moderate Growth Portfolio	0.0075% on all assets
Pacific Dynamix – Growth Portfolio	0.0075% on all assets
Pacific Dynamix – Aggressive Growth Portfolio	0.0075% on all assets
Portfolio Optimization Conservative Portfolio	0.0075% on all assets
Portfolio Optimization Moderate-Conservative Portfolio	0.0075% on all assets
Portfolio Optimization Moderate Portfolio	0.0075% on all assets
Portfolio Optimization Growth Portfolio	0.0075% on all assets
Portfolio Optimization Aggressive Growth Portfolio	0.0075% on all assets
PSF Avantis Balanced Allocation Portfolio	0.0075% on all assets

Pacific Dynamix Underlying Funds:

PD 1-3 Year Corporate Bond Portfolio	0.0175% on all assets
PD Aggregate Bond Index Portfolio	0.0175% on all assets
PD High Yield Bond Market Portfolio	0.0175% on all assets
PD Large-Cap Growth Index Portfolio	0.0175% on all assets
PD Large-Cap Value Index Portfolio	0.0175% on all assets
PD Mid-Cap Index Portfolio	0.0175% on all assets
PD Small-Cap Growth Index Portfolio	0.0175% on all assets
PD Small-Cap Growth Index Portfolio	0.0175% on all assets
PD Emerging Markets Index Portfolio	0.0175% on all assets
PD International Large-Cap Index Portfolio	0.0175% on all assets

Effective January 1, 2025

Agreed to and accepted by:

PACIFIC SELECT FUND		PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa	Name:	Howard T. Hirakawa
Title:	Senior Vice President	Title:	Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	Vice President

Administration Agreement

SCHEDULE 2

(to Administration Agreement by and among Pacific Select Fund, Pacific Life Fund Advisors LLC and Pacific Life Insurance Company, dated January 1, 2025)

The following shall constitute a schedule of services that will be provided by Pacific Life and/or PLFA personnel under this Agreement:

GENERAL SERVICES

(provided by operations, accounting, tax, legal, and/or compliance personnel)

•      General administrative support for the Trust, including (but not limited to) support to the Trust Board and Committees, meeting attendance, website maintenance and maintenance of Fund books and records;

•      Recommendations and reports to Trust Board (including general board materials) on matters not involving investment advice;

•      Regulatory filings support – including Summary and Statutory Prospectus and Statement of Additional Information (Forms N-1A and N-14), Fidelity bond, Form N-PORT, N-CEN, N-CSR, 24F-2, CFTC and NFA filings and support on any other federal or state regulatory filings;

•      Trust Chief Compliance Officer and 38a-1 related support;

•      Regulatory examination related work and support;

•      Surveys and questionnaires on behalf of the Trust;

•      Assistance in procuring Directors and Officers liability insurance and fidelity bond coverage, the premiums which are paid by the Trust;

•      Administering the deferred compensation plan for Trustees of the Trust;

•      Holding shareholder meetings as required by law;

•      Providing support and coordination in connection with the provision of outside services to the Trust by outside counsels, accountants, custodians or other service providers to the Trust;

•      Implementing compliance-related changes in Trust operations resulting from changes in securities laws, accounting laws, commodity laws, insurance laws, and other laws and regulations that may affect the Funds; and

•      Implementation and ongoing oversight of Trust programs, such as securities lending, derivatives risk management, liquidity, and such other programs or services as the Trust may adopt or implement from time to time.

Administration Agreement

OPERATIONAL SERVICES

•      Valuation services, including oversight of service providers related to valuation;

•      Operational work with the custodian and accountant, including opening necessary domestic and foreign accounts;

•      Monitoring best execution of sub-advisers; and

•      Oversight of brokers and counterparties.

ACCOUNTING AND TAX SERVICES

•	Fund performance preparation and support;

•	Monthly securities library updates and monthly web postings;

•	Independent and Internal Auditors (as needed) support;

•	Fund expenses processing and review;

•	Written procedures and control support required by the Sarbanes-Oxley Act of 2002 and the SEC’s rules thereunder, the 38a-1 Program, the Commodity Exchange Act and NFA and CFTC rules thereunder, and other applicable laws and regulations;

•	Tax support, which includes preparation and/or review and approval of tax returns prepared by Corporate Tax and/or another tax preparer approved by the Trust and preparation and/or review, and approval of monthly distribution, annual spillback and excise tax distributions, etc.;

•	Accounting and tax support for adding, merging, or liquidating Funds of the Trust;

•	Miscellaneous accounting control support (e.g., risk reports review, tax and accounting research relating to the Funds, reconciliations, etc.); and

•	Transfer Agency services.

LEGAL AND COMPLIANCE SERVICES

Draft, prepare, review, edit, and file, as applicable, and attention to:

•      Trust’s registration statement and shareholder communications with respect to its Funds;

•      Proxy/information statements, combined proxy/registration statements on Form N-14, quarterly, semi-annual and annual financial reports and filings, shareholder statements such as on Form TSR, N-CEN, N-CSR, N-PX, N-PORT, and XBRL, and other SEC, or federal or state filings as may be required;

•      Monthly holdings related support;

Administration Agreement

•      New or revised Trust policies and/or procedures;

•      Documents, filings and correspondence relating to maintenance of the Trust’s legal existence;

•      Shareholder correspondence;

•      Providing legal counsel on issues raised for the Funds;

•      PLFA’s registration and maintenance of registration as a CPO with the CFTC on behalf of certain Funds and making such filings as may be necessary or advisable under the Commodity Exchange Act or the rules thereunder;

•      Implementation and ongoing compliance of Funds;

•      Implementation and ongoing compliance and oversight of the Trust programs, such as securities lending and such other programs or services as the Trust may adopt/implement from time to time;

•      Verification of information provided by coordination with, and review, oversight, evaluation, and analysis of all Trust service providers; and

•      Litigation related support.

CHIEF COMPLIANCE OFFICER SERVICES

All work performed by the CCO and by other Pacific Life and/or PLFA personnel in connection with the 38-1 Program and other compliance oversight and reporting, including, but not limited to:

•	Creating, editing, reviewing, auditing, examining, and/or inspecting Trust compliance and control procedures;

•	Establishing and carrying out the 38a-1 Program’s due diligence/review process and other compliance oversight relating to Trust service providers;

•	Preparation of reports to the Trust Board and/or the Audit Committee; and

•	Providing information/support to the Trust Board including attendance at various meetings.

Effective January 1, 2025

Administration Agreement